                                   EXHIBIT 11

                              SMARTIRE SYSTEMS INC.
                          COMPUTATION OF LOSS PER SHARE


                                                        Three Months Ended
                                                 October 31,         October 31,
                                                    2000                1999
--------------------------------------------------------------------------------
($000's except per share data)

Net loss                                               2,026               1,995
--------------------------------------------------------------------------------

Weighted average number
of common shares                                  14,552,585          11,209,530
--------------------------------------------------------------------------------

Basic loss per share                                     .14                 .18
--------------------------------------------------------------------------------

The stock options and warrants outstanding are anti-dilutive. Accordingly, diluted loss per share does not differ from basic loss per share for the years presented herein.



                                      -15-